EXHIBIT 10.1

                                  AMENDMENT OF
                         DEFERRED COMPENSATION AGREEMENT

        THIS AMENDMENT OF DEFERRED COMPENSATION AGREEMENT ("Amendment") is made and entered into this December ___, 2002, by and between Nebraska Book Company, Inc., a Kansas corporation ("NBC"), and ____________________________________________ (the "Employee").

        Reference is hereby made to the Deferred Compensation Agreement dated ___________________, 199__, between NBC and the Employee (the "Agreement"). The parties hereby amend the Agreement to include terms as set forth herein. For the purposes of this Amendment, "Deferred Compensation" shall mean the reserve established by NBC for deferred compensation of Employee, including all interest accrued thereon.

        1. Deferral Limit. The amount of the deferral shall not reduce the Employee's annual compensation below the taxable wage base for Old Age, Survivors and Disability Insurance (OASDI) of the Federal Insurance Contribution Act (FICA), as such amount is adjusted each year.

        2. Payment of Benefits. The second sentence of paragraph 1 and paragraph 3 of the Agreement are hereby amended and superseded to provide that the Deferred Compensation shall be distributed as follows:

               a. Termination of Employment. Except as provided in subsection 2.c below, if Employee voluntarily ceases to be employed by NBC, or ceases to be employed because of death, disability, or a change in controlling ownership of NBC, NBC shall pay to Employee or to the beneficiary(ies) designated by Employee (in the event of death), in five (5) approximately equal annual installments of principal and interest, or such longer or shorter period as determined by the parties at the time of execution of this Agreement in a separate written instrument, the total amount reserved as his/her Deferred Compensation. If Employee should die before all of the annual payments are made, NBC will pay the remaining annual installments to the beneficiary(ies) designated by Employee. Annual installment payments shall commence on January 2 of the year following the year that Employee terminates under this provision, and subsequent payments shall be due on January 2 of each following year.

               b. Involuntary Termination of Employment. If Employee involuntarily ceases to be employed by NBC for any reason other than death, disability, or a change in controlling ownership of NBC, the Deferred Compensation shall be paid to Employee in one lump sum within sixty (60) days after Employee ceases to be employed.

               c. Change of Controlling Ownership. If Employee either voluntarily or involuntarily terminates employment within two (2) years after a change of controlling ownership for reasons other than death, disability or retirement, the Employee may request to be paid the entire amount of Deferred Compensation in one lump sum within sixty (60) days after the date of termination; provided, however, that if NBC does not consent to the lump sum payment, NBC shall establish an irrevocable "Rabbi Trust" administered by a third party trustee and in substantially the form set forth in Rev. Proc. 92-64

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issued by the Internal Revenue Service. Within said sixty (60)-day period, NBC shall fund the "Rabbi Trust" in an amount equal to the Deferred Compensation, and the assets in such trust shall be subject only to the rights of creditors in a bankruptcy or insolvency of NBC.

               d. Death of all Beneficiaries. If both the Employee and his or her designated beneficiary(ies) should die before all remaining annual installments are completed pursuant to this Section 2, subsequent installments of the unpaid Deferred Compensation shall be paid to the estate of the last to die of the Employee or the designated beneficiary(ies).

               e. Beneficiary or Beneficiaries. For purposes of this Agreement, "beneficiary" or "beneficiaries" shall mean those persons designated by the Employee on the form provided for that purpose by NBC and delivered to NBC prior to Employee's death. In the absence of an effective designation, the beneficiary shall be the Employee's surviving spouse, if any, and if none, then the beneficiary shall be the Employee's surviving lineal descendants, per stirpes, and if there be no surviving spouse or lineal descendants, then his or her estate. The designation may be changed from time to time by the Employee by submitting a revocation of the prior designation in a form accepted by NBC and naming the new beneficiary(ies).

               f. Change of Controlling Ownership. For purposes of this Agreement, "change in controlling ownership" shall mean: (i) the acquisition by any person, entity or group of persons (other than the current majority stockholder in NBC) of fifty percent (50%) or more of the combined voting power of NBC or the parent entity of NBC; (ii) the approval by the stockholders of NBC or its parent company of a reorganization, merger, or consolidation, after which the current majority stockholder does not own more than fifty percent (50%) of the combined voting power of the reorganized, merged or consolidated then outstanding securities of NBC or the parent entity of NBC; or (iii) a liquidation or dissolution of NBC or a sale of substantially all of NBC's assets.

               g. Disability. For purposes of this Agreement, "disability" shall mean a diagnosed physical or mental illness or condition which prevents Employee, for a period of six (6) or more consecutive months, from reasonably performing his or her duties in an active capacity.

        3. Exclusions.

               a. Not a Contract of Employment. Nothing contained in the Agreement, as amended, shall be construed to be a contract of employment for any term of years, nor as conferring upon the Employee the right to continue in the employ of NBC in his or her present capacity, or in any other capacity. It is expressly understood by the parties hereto that the Agreement, as amended, relates exclusively to deferred compensation for the Employee's services, and is not intended to be an employment contract.

               b. Not a Trust. Nothing contained in the Agreement, as amended, and no action taken pursuant to its provisions by either party hereto shall create, nor to be construed to create, a trust of any kind, or a fiduciary relationship between NBC and the Employee, his or her designated beneficiary or any other person.

               c. Participation in Other Plans. Nothing contained in the Agreement, as amended, shall be construed to alter, abridge, or in any manner


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affect the rights and privileges of Employee to participate in and be covered by any pension, profit-sharing, group insurance, bonus or other similar employee plans which NBC may now or hereafter have.

        4. Amendment of Paragraph 4. Paragraph 4 of the Agreement is amended to clarify that no person, other than NBC, shall have any interest in the Deferred Compensation until distributed as provided in the Agreement, as amended. To the extent that any person acquires a right to receive payments from NBC under the provisions hereof after expiration of all contingencies, such right shall be no greater than the right of any unsecured general creditor of NBC.

        5. Alienability. The Agreement is amended to include the following provision: Neither the Employee nor his or her designated beneficiary(ies) shall have any power or right to transfer, assign, anticipate, hypothecate or otherwise encumber any part or all of the amounts of Deferred Compensation, nor shall such amounts be subject to seizure by any creditor thereof, by a proceeding of law or in equity, and no such benefit shall be transferable by operation of law in the event of bankruptcy, insolvency or death of the Employee or his or her designated beneficiary(ies). Any such attempted assignment or transfer shall be void and shall terminate the Agreement, and NBC shall thereupon have no further liability hereunder.

        6. Ratification of Agreement. Except as expressly amended herein, the parties hereby ratify and affirm the terms and provisions of the Agreement.

        IN WITNESS WHEREOF, the parties hereto have hereunto affixed their signatures on the day and year first above written.

NEBRASKA BOOK COMPANY, INC.                 EMPLOYEE:



By:
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   Its
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December 31, 2002

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